EXHIBIT 10

                                                     August 18, 1997

                                                     8,137 Sq. Ft. Leasable Area
                                                     15031 Woodham Dnve
                                                     Suite#390
                                                     Houston, Texas 77073

                                 LEASE AGREEMENT

          THIS LEASE AGREEMENT IS MADE AND ENTERED INTO BY AND BETWEEN:

                        319 CENTURY PLAZA ASSOCIATES LTD.

                   HEREINAFTER REFERRED TO AS "LANDLORD", AND

                          INDUSTRIAL DATA SYSTEMS, INC.

                      HEREINAFTER REFERRED TO AS "TENANT".

                                   WITNESSETH:

1.       PREMISES AND TERM.

In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises ("Premises") located at15031 Woodham Drive, Suite #390, HOUSTON, TEXAS comprised of approximately 8,137 SQUARE FEET OF RENTABLE area within Century Plaza a 171,125 square foot business park situated within the County of Harris, State of Texas, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the Premises.

        TO HAVE AND TO HOLD the same for a TERM COMMENCING ON OCTOBER 1. 1997 ("Commencement Date") AND ENDING SEPTEMBER 30, 2002 thereafter; provided, however, that in the event the "Commencement Date" is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "Commencement Date".

Subject to the warranty and the completion of the improvements described or referred to in Exhibit "B" and to be more specifically defined in architectural plans to be compiled and drafted prior to construction of premises said construction plans to be mutually acceptable to both Landlord and Tenant, Landlord warrants that the Premises will be cleaned and the lighting and air conditioning systems will be operational as expressed in Exhibit "B" attached hereto. After such Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises (See Exhibit "B") in the form set forth as Exhibit "C" attached hereto (see Exhibit "C "Acceptance of Premises).

2.      RENT and SECURITY DEPOSIT.

        A.. As part of the consideration for the execution of this Lease, and for the Lease and use of the Premises, Tenant covenants and agrees and promises to pay as rental to Landlord or Landlord's assignees, THE AMOUNT OF $3,946.45 PER MONTH FOR MONTHS 1 THROUGH 24, THEN $4,190.56 PER MONTH FOR MONTHS 25 THROUGH 48, AND THEN 4,312.61 PER MONTH FOR MONTHS 49 THROUGH 60. The first such monthly installment shall be due and payable on the date hereof and the appropriate monthly installment shall be due and payable in advance without demand, deduction or set off, other than as provided for herein, on or before the first day of each calendar

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month succeeding the Commencement Date (other than as provided for herein)
during the hereby demised term, except that the rental payment for any fractional calendar month at the Commencement or end of the Lease period shall be prorated. Failure by Tenant to pay any monthly installment of rent by the fifth (5th) day of the month of any amount so due shall be considered an event of default in accordance with the provisions of Paragraph 18(a) of this Lease Agreement.

        B. Tenant agrees to pay Landlord, as additional rental, all charges for any service, goods, or materials furnished by Landlord at Tenants request which are not required to be furnished by Landlord under this Lease, (as well as all other sums payable by Tenant hereunder), within ten (10) business days after Landlord renders a statement therefore to Tenant. All past due additional rental amounts shall bear interest of 18% per annum, however if the maximum legal rate is less than 18% then the interest rate shall be the maximum legal rate from the date due until paid.

  3.    USE.

THE PREMISES SHA11 BE USED ONLY FOR LIGHT MANUFACTURING, GENERAL OFFICE, RECEIVING, STORING, SHIPPING AND SELLING PRODUCTS, MATERIALS, MERCHANDISE AND SERVICES AND FOR SUCH OTHER LAWFUL PURPOSES AS MAY BE RELATED TO TENANTS BUSINESS AND SERVICES PROVIDED BY TENANT. Tenant shall conduct such activities in such a manner as to not constitute a violation of any deed restrictions encumbering the premises which are now recorded in the real property records of Harris County, Texas. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlords prior written consent, which shall not be unreasonably withheld. Tenant shall obtain, at its own cost and expense, any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances created by Tenant in, upon, or in connection with the Premises, all at Tenants sole expense. Tenant shall not permit any objectional or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other Tenants of the building situated on the Premises or unreasonably interfere with their use of their respective Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner, (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or. cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits (see
Section 17 of this Lease).

4.    TAXES.

        A. Landlord agrees to pay, before they become delinquent, all taxes, assessments, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as ("taxes") lawfully levied or assessed against the Premises. If the Tenant's proportionate share of Taxes on the Premises, during a real estate tax year, occurring within the term hereof or during any renewal or extension of this term, shall exceed an amount equal to of the taxes expended for Century Plaza for the year 1996. Tenant shall pay to Landlord as additional rent, upon demand, the amount of such excess. In the event any such amount is not paid within ten (10) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest at a rate of 18% per annum or if the maximum legal rate is less than 18% then the interest rate shall be the maximum legal rate from the date due until paid.

        B. Tenant's "proportionate share", as used in this Lease, shall mean a fraction, the numerator of which is the net rentable square footage of the space contained in the Premises and the denominator of which is the net rentable square footage of the entire space contained in the building(s) of which the Premises is a part, as further defined in Subparagraph 27 0. Tenants proportionate share as herein defined is equal to 4.8%.

        C. If at any time during the term of this Lease the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or

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imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

        D. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds of which the Premises is a part within the applicable taxing jurisdictions.

Tenant shall pay to Landlord the amount of Tenants "proportionate share" (as defined in Subparagraph 4 B above) of the cost of such service.

        E. Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this Lease commences or terminates shall be prorated.

        F. Tenant shall pay all ad valorem and similar taxes or assessments levied upon or applicable to all equipment, fixtures, furniture, and other property placed by Tenant in the Premises and all license and other fees or charges imposed on the business conducted by Tenant on the Premises.

5. LANDLORD'S REPAIRS-TO THE DEMISED PREMISES.

        Landlord shall, at his expense, maintain only the roof, foundation, and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or invites, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to cost of such repairs or maintenance or the curing of such defect. Landlord shall also maintain the parking areas, driveways, alleys and other common areas of the project of which the premises are a part, in good and clean condition and any other areas not the direct responsibility of the Tenant.

6.      TENANT'S REPAIRS.

        A.. Tenant shall, at his own cost and expense, keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass doors, special store fronts or office entries, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air conditioning systems, truck doors, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Subparagraph 13 A below, except that Tenant shall be obligated to repair all wind damage to glass, except with respect to tornado or hurricane damage.

        B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invites.

        C. Tenant and its employees, customers and licensees shall have the right to use the parking areas, if any, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other Tenant's. Landlord shall perform the paving and landscape maintenance, exterior painting, common sewage line, plumbing, and care for the grounds around the building of which the

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Premises is a part, and Tenant shall be liable for its proportionate share (as defined in Subparagraph 4 B above) of the cost and expense. If Tenant or any other particular Tenant of the building of which the Premises is a part can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible Tenant, shall pay the entire cost thereof, upon demand, as additional rent. In accordance with Section 7B Tenant shall pay, when due, its share, determined as aforesaid, of such costs and expenses along with the other Tenants of the building to Landlord, upon demand, as additional rent, for the amount of its share as aforesaid of such costs and expenses in the event Landlord elects to perform or cause to be performed such work. In the event any such amount is not paid within ten (10) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest of 18% per annum or if the maximum legal rate is less than 18% then the interest rate shall be the maximum rate allowed by law from the date due until paid.

        D. Subject to the provisions of Exhibit "B", Tenant shall, at its own cost and expense maintain and service all hot water, heating and air conditioning systems and equipment within the Premises. This maintenance should include regular filter changes and lubrication of equipment, as well as other prudent preventive maintenance procedures.

Landlord's representatives will inspect and service the heating and air conditioning equipment prior to the Commencement Date and will certify the equipment to be operational on the Commencement Date and will warrant said equipment as operational pursuant to the terms described in Exhibit "B" attached herein.

7.    COMMON AREA MAINTENANCE.

        A.. Landlord agrees to pay for all common area expenses associated with the property as described in Section 6C and this section 7 of the lease. These services shall include, but are not limited to, general landscaping, mowing of grass, care of shrubs (including the replacement of dead or diseased plants); operation and maintenance of lawn sprinkler system, operation and maintenance of exterior security lighting and parking lot lighting, water service and sewer charges, repainting of the exterior surface of truck doors, handles, downspouts, and other parts of the building which require periodic preventative maintenance, and the prorata share of Century Plaza common area maintenance and security service charges. If tenants proportionate share of these common area expenses on the premises, during a lease year, occurring within the term hereof and during any renewal and extension of this ten-n, shall exceed an amount equal to 4.8% of the common area expenses expended for Century Plaza for the year 1996, then Tenant shall pay to Landlord as additional rent, upon demand, the amount of such excess. In the event that any such amount is not paid within ten (10) days after the date of Landlord's invoice to tenant, the unpaid amount shall bear interest at a rate of 18% per annum whereas the maximum legal rate is less than 18%, then the interest rate shall be the maximum legal rate from the date due until paid.

        B. Tenants "proportionate share" as used in this lease shall mean a fraction, the numerator of which is the net rentable square footage of the space contained in the premises and the denominator of which is the net rentable square footage of the entire space contained in the building(s) of which the premises is a part, as further defined in sub-paragraph 27.0. Tenants proportionate share as herein defined is equal to 4.8%.

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8.    ALTERATIONS.

        Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Landlord consents to Tenant's contractors doing the work, Landlord may require, at Landlord's sole option, that Tenant provide, at Tenant's expense, a lien and completion bond in an amount equal to one, and one half (1-1/2) times any and all estimated costs of improvements, additions or alterations in the Premises to insure Landlord against any liability for mechanic's and materialmen's liens which may arise in accordance with Paragraph 23 of this Lease Agreement and to insure completion of the work. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, equipment, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging the building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements, and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Premises, such alterations, additions, improvements, and partitions (other than shelves, bins, equipment, machinery, and trade fixtures) shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. All shelves, bins, equipment, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord. Upon any such removal, Tenant shall restore the Premises to their original condition which existed at the time of Tenants occupancy, reasonable wear and tear excepted. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the Premises. It is understood that building sprinkler systems are not required by law or ordinance at this time; however, if such a system is required by ordinance or building code, it will be installed at Landlord's expense.

9.      SIGNS.

        Tenant shall have the right to install signs upon the Premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations, Landlord's standard sign criteria and other requirements, which approval shall not be unreasonably withheld. At Landlord's written request, Tenant shall be responsible for the removal of all such signs by the termination of this Lease. Such installations and removals shall be made in a reasonable manner so as to avoid injury or defacement. Landlord agrees that Tenant shall be allowed to install Tenant's trade name to a maximum of two of the property monument signs erected at the street frontage when said signage space is available. Location of name on monument(s) signs will be based on availability. Tenant shall be responsible for lettering and installation of signage.

10.     INSPECTION.

        Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours and upon 24 hours prior notice (except that no notice shall be required in the case of an emergency), for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. Landlord shall make reasonable effort to contact Tenant prior to said inspection or entry, but shall not be obligated to do so. During the period that is three (3) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least (30) days

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prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenants vacating the Premises shall be presumed correct for purposes of determining Tenant s responsibility for repairs and restoration.

11.     UTILITIES.

        Landlord agrees to provide, at its cost, water, electricity and telephone service connections into the Premises; but Tenant shall Pay for all water, gas, heat, light, power, telephone, sewer, and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay its proportionate share as determined by Landlord of all charges jointly metered with other premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises resulting from causes beyond the control of the Landlord.

12. ASSIGNMENT AND SUBLETTING.

        Tenant shall not have the right to assign this Lease or to sublet the whole or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. However, any and all rents collected from said sub-Tenant or assignee shall be credited toward any remaining rents or charges for which Tenant remains liable under the terms of this Lease.

        Notwithstanding the terms above, Landlord reserves the right to either:
1) enter into a new Lease Agreement with the proposed assignee or subtenant and terminate the Lease coincident with occupancy by the new Tenant and commencement of the new Lease; or, 2) Landlord and Tenant may mutually agree to terminate this Lease.

13.     INSURANCE; FIRE AND CASUALTY DAMAGE.

        A.. Landlord agrees to maintain standard fire and extended coverage insurance covering the building, of which the Premises are a part, in any amount not less than ninety (90) percent (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof, as such term is defined in the Replacement Cost Endorsement to be attached thereto insuring against the perils of Fire, Lightning and Extended Coverage, such coverages and endorsements to be defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Texas for use by insurance companies admitted in the State of Texas for the writing of such insurance on risks located within the State of Texas and such policy shall include a waiver by the insurer of all rights of subrogation as set forth in Paragraph "F" below. Subject to the provisions of Subparagraphs 13 C, 13 D, and 13 E below,-such insurance shall be for the sole benefit of Landlord and under its sole control. In addition Landlord agrees to maintain general liability coverage insurance in an amount deemed prudent and necessary by Landlord or required by mortgagee presently (or in the future) holding a mortgage and/or deed(s) of trust constituting a lien against the building of which the Premises are a part. If the annual premiums charged Landlord for insurance exceed the standard premium rates because the nature of the Tenant's operation results in extra hazardous exposure, and if Landlord permits such operations, then Tenant, upon receipt of appropriate premium notices, shall reimburse Landlord for such increase in such premiums as additional rent hereunder. Tenant shall

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maintain, at its own expense, fire and extended coverage insurance on all of its personal property, including removable trade fixtures located in the Premises and on all additions and improvements made by Tenant and not required to be insured by Landlord. In addition, Tenant shall reimburse Landlord annually, as additional rent and upon receipt of notice from Landlord, for Tenant's proportionate share of all amounts paid by Landlord for insurance premiums which exceed an amount equal to 4.8% of amount paid by Landlord for insurance premiums under this Lease for the year 1996. In the event the Premises constitute a portion of a multiple occupancy building, Tenant shall be responsible for reimbursing Landlord for Tenant's full proportionate share of such excess, as such share is defined in Subparagraph 4 B above. Said payments shall be made to Landlord within thirty (30) days after presentation to Tenant of Landlord's statement setting forth the amount due. Any payment to be made pursuant to this Subparagraph A with respect to the year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this Lease bears to a full year. In the event any such additional rental amount is not paid within ten (10) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest from the date due until paid at a rate of 18% per annum unless the maximum legal rat less than 18%.

        B. If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

        C. If the Premises should be totally destroyed by fire, tornado, or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot, in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, (Landlord to notify Tenant of its determination to terminate within 15 days following Tenant notification to Landlord of such damage) this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

        D. If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under Subparagraph 13 A above, but only to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage (Landlord to notify Tenant of its-determination to rebuild within 15 days following Tenants notification to Landlord of such damage), this Lease shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair such building to substantially the condition in which it existed prior to such damage, except thatt Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate. Landlord will make reasonable efforts to make temporary space available to Tenant at the terms and conditions consistent with this Lease, should the demised premises become damaged and untenantable and require rebuilding pursuant to this paragraph.

        E. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the building of which the Premises are a part requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination of Tenant within fifteen
(15) days after the date of the occurrence of such damage but not thereafter, whereupon all rights and obligations hereunder shall cease and terminate.

        F. Landlord and Tenant each hereby release the other, and their officers, directors, employees, agents and invitees from any loss or damage to the property caused by fire or any other

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perils insured through or under them by way of subrogation, or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible. Both Landlord and tenant agree that they will cause their insurance carriers to include a waiver of subrogation and a clause or endorsement in their policies. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

        G. If the Premises should be damaged or destroyed by a casualty other than a peril covered by the insurance to be provided under Subparagraph 13 A above, and the casualty or loss was the result of an action or failure to act by Tenant or Tenant's employees, agents, guests, customers, representatives or invites, Tenant shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage or destruction, subject to Landlord's approval of the plans and specifications for such rebuilding and repairing.

14.     LIABILITY.

        Landlord shall not be liable to Tenant or Tenant's employees, agent, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants, employees, or of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, subject to the waiver, and release contained in Section 13F, Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including, without limitation, the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including, without limitation, attorney's fees and damages, arising out of any damage or injury caused in whole or in part by the negligence or misconduct of Tenant, as agents, servants or employees except to the extent that injury to persons or damage to property is caused in whole or in part by the negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated- to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both the Landlord and Tenant against all claims, demands or actions arising out of or in connection with Tenants operations in maintenance and use of the Premises; and
(iv) Tenant's liability assumed under this Lease, the limits of such policy or policies to be the amount of not less than One Million and 11/100 Dollars ($1,000,000.00) for bodily injury or death of one person, Three Hundred Thousand and 11/100 Dollars ($300,000.00) for any one occurrence, and not less than One Hundred Thousand and 11/100 Dollars ($100,000,00) for property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certificates of Insurance evidencing the herein stated coverage requirements, shall be delivered to Landlord prior to the commencement date of the lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certificates evidencing the renewals thereof shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

15.      CONDEMNATION.

        A.. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said premises shall occur.

        B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking does not prevent or materially interfere with the use of the Premises, and this Lease is not terminate as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

      C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall be entitled to receive and retain all compensation awarded according to the respective interest of Landlord and Tenant in any condemnation proceedings.

16.     HOLDING  OVER.

        Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over Tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less dm thirty (30) days advanced written notice, and all of the other terms and provisions of this Lease shall be applicable during that period. It is agreed that possession of the whole or part of the Leased Premises by Lessee after the expiration of the stated term or any extension or renewal thereof, by lapsed time or otherwise, shall operate and be construed as a tenancy at sufferance at a monthly rental of $8,625.22, which monthly rental is agreed to be reasonable rental at the expiration of the stated term or any extension or renewal. No holding over by the Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 16 shall not be construed as Landlord's consent for Tenant to hold over.

17.     HAZARDOUS MATERIALS.

        Section 17.01. Without Landlord's prior written consent, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invites, except for small quantities of such Hazardous Material if any, necessary to Tenant's business.

        Section 17.02. Any Hazardous Material permitted on the Premises as provided in Section (3) three of this Lease, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to this hazardousMaterial.

        Section 17.03. Tenant shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water, if that material (as is reasonably determined by the Landlord or any governmental authority) does or may pollute or contaminate the same or may adversely affect (a) the health, welfare or safety of persons, whether located on the Premises or elsewhere, or (b) the condition, use or enjoyment of the building or any other real or personal property and which would result in a violation of applicable environmental laws.

        Section 17.04. At the commencement of each Lease Year, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material that Tenant intends to store, use or dispose of on the

Premises in the coming Lease Year. In addition, at the commencement of each lease Year (beginning with the second Lease Year), Tenant shall disclose to Landlord the names and amounts of all Hazardous Material that to Tenant's knowledge were actually used, stored or disposed of on the Premises, if those materials were not previously identified to Landlord at the commencement of the previous Lease Years.

        Section 17.05. As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976,, as amended from time to time, and regulations promulgated thereunder;
(b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products and their by-products, other than those used in automotive or recreational activity, boats or motorcycles which are stored on the Premises in accordance with all applicable laws and minor leakage and spills which are, upon written request of Landlord, promptly cleaned up.

        Section 17.06. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by the Tenant, and the Tenant shall give immediate notice to the Landlord of any violation or potential of the provisions of
Section 17.02. Tenant shall defend, indemnify and hold harmless Landlord and its agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including without limitation, attorneys' and consultants' fees, court costs and litigation expenses) of whatever kind of nature, known or unknown, contingent or otherwise, arising out of or in any way related to the presence, disposal, release or threatened release by Tenant of any such Hazardous Material brought on to the premises by Tenant or Tenant's employees. The provisions of this section 17.06 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

        Section 17.07. INDEMNIFICATION. Subject to the waiver and release contained in Section 13F, Landlord and Tenant hereby agree to indemnify and hold the other party and the other party's agent and employees harmless from any and all claims, damages, liabilities or expenses arising out of (a) Tenant's use of the Premises, (b) any act, omission or negligence of the other party, its agents or employees. Tenant agrees to procure and keep in force during their term hereof a contractual liability endorsement to its public liability policy specifically endorsed to cover the indemnity provision of this section. Each party further releases the other party, and the other party's agent and employees from liability for any damages sustained by either party or any other person claiming by, through or under either party due to the Premises, or any party thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident including, but not limited to, any damage caused by water, snow, windstorm, tornado, gas, steam, electrical wiring, sprinkler system plumbing, heating and air conditioning apparatus and from any acts or omissions of co-tenants or other occupants of the premises. Landlord and Landlord's agents and employees shall not be liable for any damage to or loss of Tenants personal property, inventory, fixtures or improvements, from any cause whatsoever except the affirmative acts or proven gross negligence of Landlord, and then only to the extent not covered by insurance required to be obtained by each party in accordance with Section 13 and 14 hereof.

        Section 17.08. COMPLIANCE WITH LAW. Each party, with respect to its designated responsibilities under the law, shall, during the Term of this Lease,, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirement, of any governmental authority which may be applicable to the use, manner of use or occupancy of, the premises, whether or not the same shall interfere with the use or occupancy of the Premises provided, however Tenant shall have no obligation to make structural repairs to the premises. Each party shall give prompt notice to the other party of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or use or occupation thereof. 18. EVENTS OF DEFAULT.

      The following events shall be deemed to be events of default by Tenant under this Lease:

        (a) Tenant shall fail pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

        (b) Tenant shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

        (c) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

        (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

        (e) Tenant shall desert or vacate any substantial portion of the Premises and fails to pay rental as it may become due.

        (f) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not commence and diligently proceed to cure such failure within (30) days after written notice thereof to Tenant.

19. REMEDIES.

        Upon the occurrence of any of such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

        (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be Copying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay Landlord, on demand, the amount of rent reserved for the remainder of the term hereof together with reasonable and customary costs of reletting, less any sums received by Landlord from reletting said premises.

        (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor, and Tenant agrees to pay the Landlord, or demand, any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

        (c) Terminate this Lease and treat the event of default as an entire breach of the Lease and Tenant immediately shall become liable to Landlord for damages for the entire breach in the amount equal to the amount by which the total rent now due and payable as adjusted by the amount of additional rent which would be payable by Tenant during the unexpired balance of the term of this Lease and all other payments due for the balance of the term is in excess of the fair market rent value of the Premises for the balance of the term as of the time of default, both discounted at the rate of six (6) percent per annum to the then present value. Such amount shall be due and payable upon Lessor's notice to Lessee of termination of the Lease and shall bear interest until paid at the maximum annual rate permitted by law.

        (d) Enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord, on demand, for any expenses which Landlord may incur in thus effecting compliance with

Tenant's obligations under this Lease.

        (e) Alter locks and other security devices at the Premises, without being liable for prosecution or any claim of damages therefor, and such alteration of locks and security devices shall not be deemed or unauthorized or constitute a conversion.

        (f) Receive payment from Tenant, in addition to any sum provided to be paid above, for any and all of the following expenses for which Tenant shall be considered liable:

        1. Broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises;

        2. The cost of removing and storing Tenants or other property brought in to the premises by Tenant, Tenant's employees, customers, agents or invitees;

        3. The cost of repairing, altering, remodeling or otherwise putting Premises into condition acceptable to a new Tenant or Tenants in accordance with the plans attached herein as Exhibit "B" and "B-1", plus a reasonable charge to cover overhead; and

        4. All reasonable expenses incurred by Landlord in enforcing Landlord's remedies.

        In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due and has failed to pay such sum within ten (10) days of the date when due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five (5) percent of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

        Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or another remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or any acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless it is in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the other terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default of any subsequent default. If, on account of any breach or default by Tenant in Tenants obligations under the terms and conditions of this Lease, it shall become necessary or appropriate of Landlord to employ or consult with an attorney concerning any of Landlord's rights or remedies hereunder or to enforce or defend any of the Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

20.     LANDLORD'S LIEN.

        In addition to any statutory lien for rent in Landlord's favor, Landlord shall have, and Tenant hereby grants to Landlord, a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, ware, equipment fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in rent as well as any and all other sums of money then due to Landlord hereunder shall fast have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including, without limitation, the right to sell the property described in this Paragraph 20 at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in' addition and supplementary thereto.

21.     MORTGAGES.

        Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee, or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. Landlord and mortgagee agree to provide tenant with a mutual recognition attornment agreement as form, scope and substance to be acceptable to mortgagee which will provide that the Tenants possession and other rights hereunder will not be disturbed as long as Tenant continues to perform its obligations under the terms of the lease.

22.      LANDLORD'S DEFAULT.

      A.. In the event Landlord should default in any of its obligations hereunder, Tenant shall simultaneously give Landlord and Landlord's mortgagee (provided that Landlord has given Tenant the address of such mortgagee) written notice specifying such default and Landlord shall thereupon have thirty (30) days in which to cure any such default. In addition, Landlord's mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action taken by Landlord's mortgagee with the same effect as if such action had been taken by the Landlord.

      B. Upon the failure of Landlord or Landlord's mortgagee to cure such default in accordance with the provisions of Paragraph 22 A hereof, Tenant shall be authorized and empowered to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for and an behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 22 unless the item paid shall be superior to Tenant's interest hereunder. Tenant's exclusive remedy shall be an action for damages against Landlord, and Tenant hereby waives the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord, In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

23.      MECHANIC'S LIEN

      Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interests, of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs., and each such claim shall affect and each such lien shall attachh to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon, and that it will save and hold Landlord harmless from any and all cost or expense based on or arising out of asserted claims or liens against the leaschold estate or against the right, title and interest of the Landlord in the Premises which arises out of or in connection with work performed by Tenant or Tenant's contractors on the premises.

24.    ASSIGNMENT BY LANDLORD.

      Landlord shall have the right to assign or transfer, in whole or in part, every feature of its rights and obligations hereunder and in the building or real property of which the Premises is a part.

group of individuals, and howsoever made shall be in all things respected and recognized by Tenant. Provided Tenant is in full compliance with the terms of the lease hereunder, Tenants rights shall not be disturbed.

25.     DISCLAIMER.

        This Lease and the obligation of Tenant to pay rent hereunder and the obligation of Tenant and Landlord to perform all of the other covenants and agreements hereunder on the part of the Tenant and Landlord to be performed, shall not be affected, impaired or executed because Tenant or Landlord is unable to fulfill any of its covenants and obligations under this Lease, expressly or impliedly to be performed by Tenant or Landlord, if Landlord is prevented or delayed from doing so by reason of strikes, power outages, or by any reason or cause whatsoever beyond Landlord's control. Reasons beyond Landlord's control shall include, but not be limited to, governmental preemption in connection with a National Emergency or by any reason of any rule, order or regulation of any governmental agency, federal, state, county or municipal authority or any department or subdivision thereof, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

26.   NOTICES.

Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

        (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address herein below set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

        (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith. All such payments shall be sent by Certified U.S. Mail, return receipt requested.

        (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, two
(2) days following being deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herein with.

Landlord:                                          Tenant:

319 CENTURY PLAZA ASSOCIATES LTD.           INDUSTRIAL DATA SYSTEMS, INC.
CENTURY PLAZA DR., SUITE C-1                600 CENTURY PLAZA DR., SUITE C-140
c/o  INVESTEX GLOBAL, INC.                  Houston, Texas 77073
14950 Heathrow Forest Pkwy, #100            Attn:  Mr. Bill Coskey
Houston, Texas 77032                        Attn:  Ms. Hulda Coskey

        ALSO

CGI Properties
2037 Pierce Street
San Francisco, CA 94115

If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions to this Paragraph to the same effect as if each had received such notice.

27.     MISCELLANEOUS.

        A.. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

        B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

        C. Whenever a clause or provision of this Lease requires Landlord's consent or approval, Landlord agrees not to withhold or delay its consent or approval unreasonably.

        D. The captions inserted in this Lease are for the convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

        E. Tenant agrees, if requested in writing by Landlord, to furnish to Landlord, a copy of Tenant's current financial statement and/or annual report. Such information will be furnished within twenty (20) business days of request.

        F. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

        G. All obligations of Tenant or Landlord hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all Tenants payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. Tenants obligation to pay Landlord for said Real Estate Taxes and Insurance premiums for that portion of the year in which the Lease expires or is terminated shall be pro-rated for the portion of that year during which the premises are leased and/or occupied by the Tenant.

        H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this Lease that, in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

        I. This Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

        J. All references in this Lease to "the date hereof' or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

        K. Tenant agrees, from time to time within ten (10) business days after request of Landlord, to deliver an estoppel certificate to Landlord or Landlord's designee. Such estoppel certificate shall state that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord.

        L. Landlord and Tenant acknowledge and agree that this Lease shall be interpreted and enforced in accordance with the laws of the State of Texas and all obligations and duties are performable exclusively in Houston, Harris County, Texas.

        M. Each party agrees to furnish to the other, within twenty (20) days of demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

        N. This Lease may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Lease shall be sufficient for all purposes without producing or accounting for the other counterparts hereof.

        0. Any reference to a building on the demised Premises, means the plural "buildings" in a multiple building complex. All expenses, for example, but not limited to taxes, property insurance, and common area maintenance, are prorated for the total net rentable area in all buildings.

        P. MORTGAGE BY LANDLORD - Landlord shall have the right to transfer, assign, pledge, grant a security interest in, mortgage or convey in whole or in part the Building and any and all of its rights under this Lease, and nothing herein shall be construed as restriction upon Landlord's so doing.

        Q. SUBORDINATION - This Lease is and shall be subject and subordinate in all respects to any and all mortgages, deeds of trust and ground leases now or hereafter placed on the Building or the land upon which the Building is situated, and to all renewals, modifications, consolidations, replacements and extensions thereof.

        R. ATTORNMENT - If the interest of Landlord is transferred to any person or entity by reason of foreclosure or other proceedings for enforcement of any mortgage, deed of trust or security interest or by delivery of a deed in lieu of foreclosure or other proceedings, or by reason of sale, assignment or other transfer of Landlord's interest in the Building, Tenant at the request and at the option of any such lender or transferee, shall immediately attorn to such person or entity. Tenant shall, at Landlord's request, execute an agreement providing for subordination of the Lease.

        S. RELOCATION OPTION - If Landlord determines to utilize the Leased Premises for other purposes during the term of this Lease, Tenant agrees to relocate to other space in the Property designated by Landlord, provided such other space is of equal or larger size than the Leased Premises. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in Section 1.4 of this Lease. If for any reason Landlord determines that it is necessary to abate or remove any material from the Leased Premises, including, but not limited to, asbestos-containing material, Landlord agrees to temporarily relocate Tenant to a different location in the center until the abatement or removal process is completed. Landlord hereby agrees to pay all costs and expenses in connection with said temporary relocation. In the event of said temporary relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease.

        T. NON-WAIVER - Failure on the part of Landlord to complain of any action or non-action on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights under this Lease. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall be construed as a waiver at any subsequent time of the same provisions. the consent or approval by Landlord to or of any action by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

        U. FEASIBILITY - Whenever in this Lease there is imposed upon Landlord the obligation to use its best efforts, reasonable efforts or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord excessive financial or other burdens.

        V. INDEPENDENT COVENANTS - The obligation of Tenant to pay rent and other monetary obligations provided to be paid by Tenant under this Lease and the obligation of Tenant to perform Tenant's other covenants and duties under this Lease constitute independent, unconditional obligations of Tenant to be performed at all times provided for under this Lease, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise. Notwithstanding any of the other terms or provisions of this Lease and notwithstanding any other circumstances whatsoever, it is the intent and agreement of Landlord and Tenant that so long as Tenant has not been wrongfully evicted from the Lease Premises, the doctrine of independent covenants shall apply in all matters relating to this Lease including, without limitation, the obligation of Landlord to perform Landlord's covenants under this Lease, as well as the obligation of Tenant to pay rent and all other monetary obligations of Tenant and perform Tenant's other covenants, duties and obligations under this Lease.

        W. WARRANTY DISCLAIMER - Landlord and Tenant expressly acknowledge and agree, as a moving and material part of the consideration for Landlord's entering into this Lease with Tenant, that Landlord has made no warranties to Tenant as to the use or condition of the Leased Premises or the Building, either express or implied, and Landlord and Tenant expressly disclaim any implied warranty or any other warranty express or implied regarding the Leased Premises or the building and also expressly acknowledge and agree that Tenant's obligation to pay rent hereunder is not dependent upon the condition of the Leased Premises or the Building or the performance by Landlord of its obligations hereunder, and that Tenant will continue to pay the rent provided for herein without abatement, setoff or deduction, notwithstanding any breach by Landlord of its duties or obligations hereunder, express or implied. Tenant expressly waives to the extent not prohibited by applicable law any claims under federal, state or other law that Tenant might otherwise have against Landlord relating to the use, characteristics or conditions of the Leased Premises or the Building. Landlord and Tenant expressly agree that there are no, and shall not be nay, implied warranties of merchantability, habitability, fitness for a particular purpose or any other kind arising out of this Lease and all express or implied warranties in connection herewith are expressly disclaimed and waived, save and except warranty of title, subject to all matters affecting title, whether or not of record in Harris County, Texas.

        X. WAIVER OF CONSUMER RIGHTS - I, Tenant, waive my rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41 Et. Seq., Texas Business and Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of my own selection, I voluntarily consent to this waiver. My attorney is JOHN WILLIAMS. I am not in a significantly disparate bargaining position as related to Landlord.

                      Executed by the parties this 19 day of AUGUST, 1997

319 CENTURY PLAZA                                  INDUSTRIAL DATA SYSTEMS, INC.
ASSOCIATES LTD.

s/s MR. JOHN COSTELLO                              s/s WILLIAM COSKEY
BY:      MR. JOHN COSTELLO                         BY: WILLIAM COSKEY
         ITS GENERAL PARTNER                          PRESIDENT

  Addenda and Exhibits incorporated for all purposes:

         Exhibit A - Site Plan and Premises to be Leased Exhibit A- I -Option to Renew Exhibit B - Construction & Warranty Exhibit C - Certificate of Acceptance Exhibit D - Right of First Notice

                                   Exhibit "A"

                        Site Plan/Lease Premises Depicted

                                  EXHIBIT "A-1"

                                 OPTION TO RENEW

  Landlord hereby grants Tenant the option to renew and extend this Lease for one additional (5) five year option term(s) at the then prevailing market rental rates for comparable space within the Century Plaza Development and upon all the rest of the terms and conditions of this Lease excepting that Tenant has only ONE (1) option(s) as described herein to extend and renew this Lease, but in no case shall the rent for the renewal period be less than the rate paid by Tenant in the final year of the primary lease term. Said option may be exercised only if Tenant is in full compliance of the terms and conditions of this Lease. Additionally, within one-hunded eighty days (180) days of the expiration of the initial term of this Lease, Tenant is required to notify Landlord in writing of Tenants intent to exercise said renewal option.



  319 CENTURY PLAZA ASSOCIATES LTD.      INDUSTRIAL DATA SYSTEMS, INC.
  --------------------------------      --------------------------------

/s/ JOHN W. COSTELLO                         /s/ WILLIAM COSKEY
BY: JOHN W. COSTELLO                         BY: WILLIAM COSKEY
TITLE: GENERAL PARTNER                       TITLE:PRESIDENT

                                   EXHIBIT "B"

CONSTRUCTION AND WARRANTY:

Tenant agrees to take the lease premises in an "as is" "where is" condition with the exception of the warranty outlined below.

Warranty

Landlord shall make certain that the existing heating and air-conditioning systems, plumbing and electrical systems within the space are in good operational order prior to tenant's commencement of the construction referenced below.

Construction

Tenant shall contract to have all construction performed in the lease premises including but not limited to construction of offices, technical area, electrical, air-conditioning, and plumbing upgrades as needed, carpeting/flooring, painting etcetra, and perform all construction within the premises at its sole cost and expense. Landlord will review and approve all construction plans by tenant and contractors, which approval may not be unreasonably withheld and which shall be deemed given if Landlord does not object in writing within 15 days of receipt of said plans. Tenant may utilize and contract with Landlord's recommended contractors for said construction and may request Landlord's representative coordinate said construction. All contracts for construction shall be between the Tenant and the contractors and/or subcontractors. Upon completion of the improvements, delivery of a City of Houston Certificate of Occupancy (if applicable) and fully executed Lien Release from all contractors on the construction, copies of all insurance certificates and name and contact numbers of all contractors and subcontractors, Tenant shall be reimbursed by Landlord the lesser of 1) actual expenses of construction or 2) $35,000 thirty-five thousand dollars ("construction sum"). Landlord to the extent it shall desire, reserves the right to pay any sums due any contractor on the construction and shall receive a credit on the construction sum in the amount of said payments. Tenant indemnifies and holds harmless Landlord from any claims, valid or not, and mechanics or materialman's lien due to the construction. Landlord's sole responsibility hereunder shall be the construction sum and tenant shall be responsible for all other costs and expenses.

SIGNAGE:

Tenant agrees to, within thirty (30) days of occupancy of the Premises install an exterior sign similar to those currently found on the building at Century Plaza Business Park. Said signage shall be at Tenant's sole cost and expense. Additionally, Tenant shall be allowed to install signage on two of the existing street monuments contingent upon available space. Said signage shall be first approved by Landlord prior to installation.

                            CERTIFICATE OF ACCEPTANCE

                                   EXHIBIT "C"

                                                          15031 Woodham Drive

BUILDING: CENTURY

Plaza                                                        SUITE:.#390

LANDLORD:    319 CENTURY PLAZA ASSOCIATES LTD.

TENANT: INDUSTRIAL DATA SYSTEMS, INC.

This certificate is being executed pursuant to the Lease dated 8/18/97 for space in the Building named above, executed on the day of between the Landlord named above "Landlord"), and the Tenant named above ("Tenant").

Tenant certifies to and agrees with Landlord and Landlord's successors, assigns, prospective purchasers and prospective lenders that:

1. Landlord has fully completed any construction work and leasehold improvements required of Landlord under the terms of the Lease and/or any other agreement between Landlord and Tenant concerning the Premises, (with the exception of a final punchlist dated and attached hereto).

2. The Premises are tenantable, Landlord has no further obligation of construction, and Tenant acknowledges that the lease is in full force and effect. Further, the Premises are suitable for the Permitted Use specified in the lease, (with the exception of a final punchlist dated and attached hereto).

3. Tenant has taken possession of and has accepted the Premises, and the Base Rent and additional rent are presently accruing in accordance with the terms of the Lease.

4. The Term of the Lease will expire the 30 day of SEPTEMBER, 2002, unless sooner terminated or extended pursuant to any provision of the Lease.

5. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Certified and Agreed this       day of            19    .
                          ------       -----------  ----

                                     TENANT

                                             INDUSTRIAL DATA SYSTEMS,  INC.

                                       By

                                             Name:   WILLIAM COSKEY
                                             Title:   PRESIDENT

                                   EXHIBIT "D"

                              RIGHT OF FIRST NOTICE

So long as Tenant has never been and currently is not in default of the terms and provisions of the Lease, and in consideration of Tenant fulfilling all terms, conditions, covenants and obligations of this Lease, if, at any time during the term of this Lease, Landlord receives interest from a third party to lease the adjacent approximate 4,174sf to the south of the Premises (the "Rightt of First Notice Space") Landlord shall use commercially reasonable efforts to notify Tenant of said interest prior to leasing it to any other tenant.

Tenant shall have five (5) days from receipt of notice and a proposal of terms from Landlord regarding the Right of First Notice Space, to notify Landlord in writing of it's intent to lease such space at the proposed terms. If Tenant does notify of it's intent therein, Tenant shall have an additional five (5) days in which to execute and return to Landlord leases on the entire Right of First Notice Space with the terms and conditions of the Lease mutually acceptable to Landlord and Tenant. Unless Tenant shall notify Landlord and execute the required documents, Landlord shall be free to lease the Right of First Notice Space to any individual or entity. Following notification, if Tenant does not lease the Right of First Notice space in accordance with this paragraph, this Right of First Notice shall become null and void and of no further effect. Notwithstanding the foregoing, if, at the time the Right of First Notice Space would become available, the remaining term of this Lease is less than two years, Tenant must extend the term of the Lease for a period to be at least three (3) years in order to exercise Tenant's rights under this provision. If a firm proposal has been submitted to the interested third party, Tenant shall lease the Right of First Notice Space under those terms and conditions proposed to the third party.